Exhibit 5.1

Clarivate Plc 4th Floor, St Paul's Gate 22-24 New Street St Helier Jersey JE1 4TR	D: +44 1534 514071

E: richard.daggett@ogier.com

Ref: RJD/APS/178835.00003

9 June 2021

Dear Sirs

Clarivate Plc (the Company) - Registration under the US Securities Act of 1933, as amended (the Securities Act)

1	Background

1.1	In connection with the Registration Statement on Form S-3 (Registration No. 333-) (as amended, the 462(b) Registration Statement) filed by the Company today with the Securities and Exchange Commission pursuant to the Securities Act), you have asked us to furnish our opinion as to the legality of, among other securities to be registered under the 462(b) Registration Statement, (a) ordinary shares of the Company (Ordinary Shares) and (b) preferred shares of the Company (Preferred Shares and, together with the Ordinary Shares, the Shares).

1.2	In this opinion, "non-assessable" means, in relation to a Share, that the consideration for which the Company agreed to issue that Share (as applicable) has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

(a)	the 462(b) Registration Statement;

(b)	a letter referred to as the sponsor agreement dated 14 January 2019 between, amongst others, Churchill Sponsor LLC, Churchill Capital Corp, Camelot Holdings (Jersey) Limited and the Company (the Sponsor Agreement);

(c)	an amendment to the Sponsor Agreement dated 1 June 2020 between the Company and Camelot Holdings (Jersey) Limited;

Ogier (Jersey) LLP 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy James Campbell Richard Daggett Simon Dinning Katrina Edge Sally Edwards Damian Evans Simon Felton	James Fox Josephine Howe Jonathan Hughes Niamh Lalor Edward Mackereth Bruce MacNeil Steven Meiklejohn Oliver Passmore	Nathan Powell Sophie Reguengo Daniel Richards Nicholas Williams

(d)	the Company’s memorandum and articles of association in force as at the date hereof (the M&A);

(e)	a true copy of minutes of two board meetings of the directors of the Company held on 9 January 2019;

(f)	written resolutions of the board of directors of the Company dated 26 February 2019 and 13 May 2019;

(g)	a true copy of the minutes of a meeting of the board of directors of the Company held on 16 January 2020 appointing a committee of directors of the Company (the January 2020 Board Minutes);

(h)	written resolutions dated 31 January 2020 duly signed by all the members of the committee established pursuant to the January 2020 Board Minutes;

(i)	an extract of minutes of a further board meeting held on 29 May 2020;

(j)	a true copy of minutes of a further board meeting held on 28 July 2020;

(k)	an extract of minutes of a further board meeting held on 14 May 2021;

(l)	the written resolutions dated 7 June 2021 duly signed by all the directors of the Company as at the date thereof in which the directors (among other things) approve the allotment of mandatory convertible preferred shares of no par value in the Company;

(m)	the Company’s certificate of incorporation and certificate of incorporation on change of name;

(n)	a consent to issue shares dated 7 January 2019 issued to the Company by the Jersey Financial Services Commission (the Commission) under the Control of Borrowing (Jersey) Order 1958, as amended (the COBO Consent);

(o)	a certificate signed by a director of the Company dated on or around the date of this opinion; and

(p)	a true copy of the branch register of members maintained by Continental Stock Transfer & Trust Company.

2.2	For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3	Assumptions

For the purposes of this opinion, we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they have been given as of the date hereof;

(d)	in respect of all of the Shares issued as at the date of this opinion, that the Company has received in full the consideration for which the Company agreed to issue such Shares;

(e)	in respect of any Shares issued after the date of this opinion:

(i)	that the Company will receive in full the consideration for which the Company agreed to issue such Shares;

(ii)	that the board of directors of the Company will have taken all action necessary to authorise the issuance of such Shares;

(iii)	that the specific terms of such Shares (including the class rights which would apply to any Preferred Shares) will have been determined by the board of directors of the Company by way of board resolutions passed in accordance with the articles of association of the Company; and

(iv)	that the relevant subscriber for such Shares (or their nominee) will have been entered into the Company's register of members as the holder of such Shares;

(f)	that words and phrases used in the 462(b) Registration Statement have the same meaning and effect as they would if the 462(b) Registration Statement were governed by Jersey law;

(g)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(h)	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and

(i)	that there has been no amendment to the COBO Consent.

4	Opinions

As a matter of Jersey law, and on the basis of and subject to the foregoing and the qualifications below, we are of the following opinions:

(a)	the Shares have been duly authorised and, other than any Shares which have not been issued as at the date of this opinion, are validly issued, fully paid and non-assessable; and

(b)	any Shares which have not been issued as at the date of this opinion, when issued as contemplated in any prospectus supplement to the 462(b) Registration Statement, will be validly issued, fully paid and non-assessable.

5	Qualifications

This Opinion is subject to the following qualification:

(a)	the obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

6	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (to any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the Opinion that might affect the opinions expressed herein.

6.4	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to reference to us being made in the 462(b) Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Ogier (Jersey) LLP

Ogier (Jersey) LLP

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